Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Odyssey Group International, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-200785) of Odyssey Group International, Inc. of our report dated November 13, 2020 relating to the financial statements of Odyssey Group International, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended July 31, 2020.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

November 23, 2020